                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following registration statements of our reports dated February 20, 2002, appearing in or incorporated by reference in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2001.

                             REGISTRATION STATEMENTS

      FORMS S-3 REGISTRATION NOS.                   FORMS S-8 REGISTRATION NOS.
      ---------------------------                   ---------------------------
      333-34583                                     33-77928
      333-39640                                     33-93758
                                                    33-93760
                                                    33-93762
                                                    33-99132
                                                    33-99136
                                                    33-99138
                                                    333-04919
                                                    333-16129
                                                    333-23309
                                                    333-30776
                                                    333-40283
                                                    333-40285
                                                    333-40289
                                                    333-49022
                                                    333-60916
                                                    333-73202

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Chicago, Illinois
March 25, 2002